To Elastic N.V. (the "Issuer") Keizersgracht 281 1016 ED Amsterdam The Netherlands

Date 8 June 2026		Mr. C.R. Nagtegaal Partner T +31 20 577 1075 (direct) T +31 20 577 1098 (PA)

Our ref.	M43985283/2/20729030

Re:	Legal opinion

Dear Addressee,

Registration with the US Securities and Exchange Commission
of ordinary shares in the capital of the Issuer

1.INTRODUCTION
We, De Brauw Blackstone Westbroek N.V, ("De Brauw") act as Dutch legal advisers to the Issuer in connection with the Registration.
Certain terms used in this opinion are defined in Schedule 1 (Definitions).
2.SCOPE OF WORK
As set out in paragraphs 1 and 7, we give this opinion as Dutch legal advisers and our duty of care is governed by Dutch law. By implication:
a.This opinion is limited to Dutch law. It (including all terms used in it) is to be construed in accordance with Dutch law.
b.As required by Dutch law, in preparing and issuing this opinion, we have observed the care which is to be expected from a reasonably proficient and reasonably acting Dutch opinion giver in similar circumstances (including our reputation) and accordingly:
i.we have performed the factual research set out in paragraph 3 and not any additional fact-finding actions (including not in respect of the correctness of the assumptions in paragraph 4 or the applicability of the qualifications in paragraph 6 except as expressly set out in it);
ii.we have examined the text of the documents listed in paragraph 3 and not researched their meaning and effect beyond their semantic meaning to a Dutch opinion giver (including not their meaning and effect under any law other than Dutch law);

iii.we have performed legal research into Dutch law reasonably likely to be relevant to this opinion and not any additional legal research (including into Dutch law not in effect on or prior to the date of this opinion); and
iv.we do not express any opinion or view other than as expressly set out in paragraphs 5 and 6 (including not in respect of any document, or on any reference to a document, not listed in paragraph 3).
This opinion is limited to its date.
3.FACTUAL RESEARCH
We have examined, and relied upon the accuracy of the factual statements in, the text of the following documents:
a.A copy of:
i.the Registration Statement;
ii.the 2012 Stock Option Plan; and
iii.the Company Certificate.
b.A copy of:
i.the Issuer's deed of incorporation and its articles of association, as provided to us by the Chamber of Commerce (Kamer van Koophandel);
ii.the Board Rules; and
iii.the Trade Register Extract.
c.A copy of each Corporate Resolution.
d.A copy of:
i.the Deed of Conversion; and
ii.the Deed of Amendment.
4.ASSUMPTIONS
We have made the following assumptions:
a.
i.Each copy document conforms to the original and each original is genuine and complete.

ii.The declarations in the Company Certificate are correct, complete and up to date.
iii.Each signature (including each electronic signature) is the genuine signature of the individual concerned and, if an electronic signature, is sufficiently reliable.
iv.The Registration Statement has been or will have been filed with the SEC in the form referred to in this opinion.
b.
i.
A.The issue by the Issuer of the Registration Shares (or of any rights to acquire Registration Shares) will have been validly authorised; and
B.any pre-emption rights in respect of the issue of the Registration Shares (or of any rights to acquire Registration Shares) will have been observed or validly excluded;
all in accordance with the Issuer's articles of association at the time of authorisation or of observance or exclusion.
c.
i.The Board Rules remain in force without modification.
ii.Each Corporate Resolution:
A.has been duly adopted (including, in the case of a shareholders' resolution, by all persons entitled to vote on that resolution) and remains in force without modification; and
B.complies with the requirements of reasonableness and fairness (redelijkheid en billijkheid).
d.
i.At the time of each grant of a Stock Option or Stock Award and each issue of a Registration Share:
A.the 2012 Stock Option Plan remained and remains in full force and effect without modification (other than any change of the maximum aggregate number of Ordinary Shares that may be issued under the 2012 Stock Option Plan);

B.the aggregate number of (A) Ordinary Shares that have been issued or delivered, and (B) Ordinary Shares that will be issued or delivered, each time under the 2012 Stock Option Plan, has not or will not exceed the maximum number permitted under the 2012 Stock Option Plan; and
C.the number of Ordinary Shares available for issue under the Issue Authorisation was sufficient to allow for the grant or issue.
ii.
A.Each Stock Option and each Stock Award has been or will be validly granted, accepted and (in case of a Stock Option) exercised in accordance with the 2012 Stock Option Plan;
B.Each Stock Option is and will be valid, binding and enforceable against each party; and
C.The grant of each Stock Option and each Stock Award has been or will have been validly authorised.
iii.The Issuer's authorised share capital at the time of each grant of a Stock Option or a Stock Award and each issue of any Registration Share was or will be sufficient to allow for the grant or issue.
iv.Each Registration Share will have been:
A.issued in accordance with the 2012 Option Plan and in the form and manner prescribed by the Issuer's articles of association at the time of issue; and
B.otherwise offered, issued and accepted by their subscribers in accordance with all applicable laws (including, for the avoidance of doubt, Dutch law).
v.
A.Each Registration Share will have been paid in cash or, if the Issuer's board so approves in accordance with the Issuer's articles of association at the time of issue, at the expense of the reserves of the Issuer; and
B.The nominal amount of each Registration Share and any agreed share premium will have been validly paid.

5.OPINION
Based on the factual research described in and assumptions made in paragraphs 3 and 4 and subject to the qualifications in paragraph 6 and any matters not disclosed to us in the context of preparing this opinion (and within the limitations set out in paragraph 2), we are of the following opinion:
a.When issued, the Registration Shares will have been validly issued and will be fully paid and nonassessable1.
6.QUALIFICATIONS
This opinion is subject to any limitations arising from (i) rules relating to Dutch Insolvencies, (ii) rules relating to foreign insolvency or composition or restructuring proceedings (including foreign Insolvency Proceedings), (iii) other rules regulating conflicts between rights of creditors, or (iv) resolution, intervention and other measures in relation to financial enterprises or their affiliated entities.
7.RELIANCE
a.This opinion is an exhibit to the Registration Statement and may be relied upon for the purpose of the Registration and not for any other purpose. It may not be supplied, and its contents or existence may not be disclosed, to any person other than as an Exhibit to (and therefore together with) the Registration Statement.
b.Each person relying on this opinion in doing so agrees that:
i.the agreements in this paragraph 7, our duty of care and all liability and other matters relating to this opinion will be governed exclusively by Dutch law and the Dutch courts will have exclusive jurisdiction to settle any dispute relating to them;
ii.only we, De Brauw, (and not any other person, including any person working at or affiliated with us) will have any liability in connection with this opinion; and
iii.our liability in connection with this opinion is limited to the amount that is paid out in the specific case under our insurance, plus the applicable deductible.
c.The Issuer may:
i.file this opinion as an exhibit to the Registration Statement; and
1     In this opinion, "nonassessable" – which term has no equivalent in Dutch – means, in relation to a share, that the issuer of the share has no right to require the holder of the share to pay to the issuer any amount (in addition to the amount required for the share to be fully paid) solely as a result of his shareholdership.

ii.refer to De Brauw giving this opinion in the Exhibit Index in the Registration Statement.
The previous sentence is no admittance from us that we are in the category of persons whose consent for the filing and reference as set out in that sentence is required under article 7 of the Securities Act or any rules or regulations of the SEC promulgated under it.
[SIGNATURE PAGE FOLLOWS]

This is the signature page of the opinion dated 8 June 2026 re. Elastic N.V.'s (the "Issuer") registration with the US Securities and Exchange Commission of ordinary shares in the capital of the Issuer.

Yours faithfully, De Brauw Blackstone Westbroek N.V.
/s/ C.R. Nagtegaal
C.R. Nagtegaal Partner | Notaris, acting as party adviser (partijadviseur) for the Issuer

Schedule 1Definitions
In this opinion:

"2012 Stock Option Plan" means the Elasticsearch Global B.V. 2012 Stock Option Plan, effective as of 26 September 2012, as most recently amended by the Elastic N.V. Amended and Restated 2012 Stock Option Plan, adopted by the Issuer on 9 December 2021.
"Board Rules" means the rules governing the Issuer's board of directors adopted by the Issuer on 18 September 2018, effective as of 4 October 2018, as most recently amended on 30 September 2025.
"Board Resolution" means each of:
a.a written resolution of the Issuer's board dated 26 September 2012 to adopt the 2012 Stock Option Plan;
b.the minutes of the meeting of the Issuer's board dated 17 February 2014, including a resolution to increase the maximum amount of options to be granted under the 2012 Stock Option Plan from 4,596,590 to 8,246,590 (the "First Increase of Option Pool");
c.a written resolution of the Issuer's board dated 20 May 2014 to increase the maximum amount of options to be granted under the 2012 Stock Option Plan from 8,246,590 to 8,685,602 (the "Second Increase of Option Pool");
d.a written resolution of the Issuer's board dated 17 December 2015 to increase the maximum amount of options to be granted under the 2012 Stock Option Plan from 8,685,602 to 13,246,590 (the "Third Increase of Option Pool");
e.a written resolution of the Issuer's board dated 11 June 2016 to increase the maximum amount of options to be granted under the 2012 Stock Option Plan from 13,246,590 to 13,685,602 (the "Fourth Increase of Option Pool");
f.a written resolution of the Issuer's board dated 4 April 2017 to increase the maximum amount of options to be granted under the 2012 Stock Option Plan from 13,685,602 to 20,185,602 (the "Fifth Increase of Option Pool");
g.a written resolution of the Issuer's board dated 15 November 2017 to increase the maximum amount of options to be granted under the 2012

Option Plan from 20,185,602 to 23,185,602 (the "Sixth Increase of Option Pool");
h.a written resolution of the Issuer's board dated 27 March 2018 to increase the maximum amount of options to be granted under the 2012 Stock Option Plan from 23,185,602 to 27,685,602 (the "Seventh Increase of Option Pool");
i.a written resolution of the Issuer's board dated 13 July 2018 to increase the maximum amount of options to be granted under the 2012 Stock Option Plan from 27,685,602 to 30,185,602 (the "Eighth Increase of Option Pool");
j.the minutes of the meeting of the Issuer's board held on 18 September 2018, including the resolutions to:
i.adopt the amended and restated 2012 Stock Option Plan; and
ii.increase the maximum amount of options to be granted under the 2012 Stock Option Plan from 30,185,602 to 39,685,602 (the "Ninth Increase of Option Pool");
k.a written resolution of the Issuer's board dated 1 August 2019 to increase the maximum amount of the options to be granted under the 2012 Stock Option Plan from 39,685,602 to 43,369,356 (the "Tenth Increase of Option Pool");
l.the minutes of the meeting of the Issuer's board held on 17 April 2020, including the resolution to increase the maximum amount of the options to be granted under the 2012 Stock Option Plan from 43,369,356 to 47,512,205 (the "Eleventh Increase of Option Pool");
m.the minutes of the meeting of the Issuer's board held on 14 April 2021, including the resolution to increase the maximum amount of the options to be granted under the 2012 Stock Option Plan from 47,512,205 to 52,038,904 (the "Twelfth Increase of Option Pool");
n.the minutes of the meeting of the Issuer's board held on 9 December 2021, including the resolutions of the compensation committee of the board to adopt an amendment to the 2012 Stock Option Plan;
o.the minutes of the meeting of the Issuer's board held on 6 April 2022, including the resolution to increase the maximum amount of the options to be granted under the 2012 Stock Option Plan from 52,038,904 to 56,747,650 (the "Thirteenth Increase of Option Pool");

p.the minutes of the meeting of the Issuer's board held on 19 April 2023, including the resolution to increase the maximum amount of the options to be granted under the 2012 Stock Option Plan from 56,747,650 to 61,615,997 (the "Fourteenth Increase of Option Pool");
q.the minutes of the meeting of the Issuer's board held on 6 June 2024, including the resolution to increase the maximum amount of the options to be granted under the 2012 Stock Option Plan from 61,615,997 to 66,701,294 (the "Fifteenth Increase of Option Pool");
r.the minutes of the meeting of the Issuer's board held on 5 June 2025, including the resolution to increase the maximum amount of the options to be granted under the 2012 Stock Option Plan from 66,701,294 to 71,978,038 (the "Sixteenth Increase of Option Pool"); and
s.the minutes of the meeting of the Issuer's board held on 3 June 2026, including the resolution to increase the maximum amount of the options to be granted under the 2012 Stock Option Plan from 71,978,038 to 77,215,611 (the "Seventeenth Increase of Option Pool").

"Company Certificate" means the certificate dated 5 June, 2026, confirming that the Board Rules are effective on the date of this opinion and that the Board Resolution regarding the Seventeenth Increase of Option Pool has been adopted.

"Corporate Resolution" means each Board Resolution and each Shareholder Resolution.
"De Brauw" means De Brauw Blackstone Westbroek N.V.
"Dutch Insolvency" means bankruptcy (faillissement), suspension of payments (surseance van betaling) or composition proceedings outside bankruptcy (akkoordprocedures buiten faillissement).
"Deed of Amendment" means the deed of amendment (akte van statutenwijziging) of the articles of association of the Issuer dated 10 October 2018 providing for the increase of the Company's authorised capital to EUR 3,300,000 divided into 165,000,000 Ordinary Shares and 165,000,000 preference shares with a nominal value of EUR 0.01 each.
"Deed of Conversion" means the deed of conversion and amendment of the articles of association of the Issuer (akte van omzetting en statutenwijziging Elastic B.V. (na omzetting en statutenwijziging genaamd Elastic N.V.)) dated 10 October 2018 providing for the conversion of the Issuer into a limited liability company and amendment of the articles of association.
"Dutch law" means the national law of the Netherlands and European Union and international law to the extent directly applicable in the Netherlands.

"Insolvency Proceedings" means insolvency proceedings as defined in Article 2(4) of Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast).

"Issue Authorisation" is defined in the definition of "Shareholder Resolution".
"Issuer" means Elastic N.V., a public company with limited liability with seat in Amsterdam, the Netherlands, Trade Register number 54655870.
"Ordinary Share" means an ordinary share (gewoon aandeel), nominal value of EUR 0.01, in the capital of the Issuer.
"Registration" means the registration of the Registration Shares with the SEC under the Securities Act.
"Registration Shares" means up to 5,237,573 Ordinary Shares to be issued by the Issuer pursuant to the 2012 Stock Option Plan, upon exercise of Stock Options or in the form of Stock Awards registered with the SEC pursuant to the Registration.
"Registration Statement" means the registration statement on form S-8 dated 8 June 2026 in relation to the Registration (excluding any documents incorporated by reference in it and any exhibits to it).
"SEC" means the U.S. Securities and Exchange Commission.
"Securities Act" means the U.S. Securities Act of 1933, as amended.
"Shareholder Resolution" means each of:
a.a written resolution of the Issuer's general meeting dated 26 September 2012 to approve the resolution of the Issuer's board to adopt the 2012 Stock Option Plan;
b.the minutes of the extraordinary meeting of the holders of convertible preference shares held on 7 March 2014, including a resolution to approve the First Increase of Option Pool;
c.a written resolution of the Issuer's general meeting dated 21 May 2014, including the resolution of the meeting of holders of convertible preference shares to approve the Second Increase of Option Pool;
d.the minutes of the extraordinary meeting of the holders of convertible preference shares held on 5 January 2016, including a resolution to approve the Third Increase of Option Pool;

e.the minutes of the extraordinary meeting of the holders of convertible preference shares held on 27 June 2016, including a resolution to approve the Fourth Increase of Option Pool;
f.the minutes of the extraordinary meeting of the holders of convertible preference shares held on 24 April 2017, including a resolution to approve the Fifth Increase of Option Pool;
g.the minutes of the extraordinary meeting of the holders of convertible preference shares held on 28 November 2017, including a resolution to approve the Sixth Increase of Option Pool;
h.the minutes of the extraordinary meeting of the holders of convertible preference shares held on 2 April 2018, including a resolution to approve the Seventh Increase of Option Pool;
i.the minutes of the extraordinary meeting of holders of convertible preference shares dated 19 July 2018, including a resolution to approve the Eight Increase of Option Pool;
j.the minutes of the meeting of the Issuer's general meeting of shareholders held on 28 September 2018, including the resolutions to:
i.approve the amended and restated 2012 Stock Option Plan;
ii.effective as of the Deed of Conversion, authorise the Issuer's board for a period of five years to:
A.issue up to and/or grant rights to Ordinary Shares up to the number of Ordinary Shares included in the Company's authorised share capital from time to time, for a period of five years; and
B.restrict and/or exclude pre-emptive rights in respect of issuances of Ordinary Shares or grant of rights to subscribe for Ordinary Shares.
k.the minutes of the extraordinary meeting of holders of convertible preference shares held on 28 September 2018, including a resolution to approve the Ninth Increase of Option Pool;
l.the minutes of the meeting of the Issuer's general meeting of shareholders held on 5 October 2023, including the resolutions to authorise the Issuer's board for a period of 18 months as from that date to:

A.on the Issuer's behalf, issue Ordinary Shares and grant rights to acquire Ordinary Shares in an amount up to 20% of the issued share capital of the Issuer as of 21 August 2023 (the "2023 Share Authorisation"); and
B.restrict or exclude pre-emptive rights for issuances of Ordinary Shares and grants of rights to acquire Ordinary Shares under the 2023 Share Authorisation (in an amount up to 10% of the issued share capital of the Issuer as of 21 August 2023);
m.the minutes of the meeting of the Issuer's general meeting of shareholders held on 1 October 2024, including the resolutions to authorise the Issuer's board for a period of 18 months as from that date to:
A.on the Issuer's behalf, issue Ordinary Shares and grant rights to acquire Ordinary Shares in an amount up to 20% of the issued share capital of the Issuer as of 21 August 2024 (the "2024Share Authorisation"); and
B.restrict or exclude pre-emptive rights for issuances of Ordinary Shares and grants of rights to acquire Ordinary Shares under the 2024 Share Authorisation (in an amount up to 10% of the issued share capital of the Issuer as of 21 August 2024),
and
n.the minutes of the meeting of the Issuer's general meeting of shareholders held on 30 September 2025, including the resolutions to authorise the Issuer's board for a period of 18 months as from that date to:
A.on the Issuer's behalf, issue Ordinary Shares and grant rights to acquire Ordinary Shares in an amount up to 20% of the issued share capital of the Issuer as of 21 August 2025 (the "Share Authorisation"); and
B.restrict or exclude pre-emptive rights for issuances of Ordinary Shares and grants of rights to acquire Ordinary Shares under the Share Authorisation (in an amount up to 10% of the issued share capital of the Issuer as of 21 August 2025),

(the "Issue Authorisation").
"Stock Award" means any issue of Registration Shares pursuant to the 2012 Stock Option Plan other than as a result of the exercise of any Stock Option.
"Stock Option" means an option or a stock appreciation right pursuant to the 2012 Stock Option Plan, each representing the right to acquire a Registration Share.
"the Netherlands" means the European part of the Netherlands.
"Trade Register Extract" means a Trade Register extract relating to the Issuer provided by the Chamber of Commerce and dated the date of this opinion.